UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 11, 2017
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ENCORE CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-26489 (Commission File Number)	48-1090909 (IRS Employer Identification No.)
3111 Camino Del Rio North, Suite 103, San Diego, California (Address of Principal Executive Offices)		92108 (Zip Code)
(877) 445-4581 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On August 11, 2017, the Company entered into a Third Amended and Restated Senior Secured Note Purchase Agreement (the “Note Purchase Agreement”) pursuant to which the Company issued and sold $325.0 million in senior secured notes (“2017 Senior Secured Notes”) to certain affiliates of Prudential Capital Group, Guggenheim Partners Investment Management, LLC, Allstate Investments LLC, Athene Asset Management L.P. and Advantus Capital Management, Inc. The 2017 Senior Secured Notes bear an annual interest rate of 5.625% and mature in 2024 with principal amortization beginning in November 2019. Interest on the 2017 Senior Secured Notes is payable quarterly on February 11, May 11, August 11 and November 11 of each year.  Principal payments of $16.25 million are payable on November 11, 2019 and on each February 11, May 11, August 11 and November 11 thereafter. Prior to the current transaction, in 2010 and 2011 the Company issued and sold an aggregate of $75.0 million in senior secured notes to certain affiliates of Prudential Capital Group (the “2010 and 2011 Senior Secured Notes” and together with the 2017 Senior Secured Notes, the “Senior Secured Notes”). The issuance and sale of the 2010 and 2011 Senior Secured Notes were effected pursuant to earlier versions of the Note Purchase Agreement.
The Senior Secured Notes are guaranteed in full by certain of the Company’s subsidiaries and, subject to certain customary exclusions, are collateralized by all assets of the Company and its subsidiaries other than the assets of certain foreign subsidiaries, immaterial subsidiaries and unrestricted subsidiaries.  The Senior Secured Notes may be accelerated and become automatically and immediately due and payable upon certain events of default, including certain events related to insolvency, bankruptcy or liquidation. Additionally, any series of Senior Secured Notes may be accelerated at the election of the holder or holders of a majority in principal amount of such series of Senior Secured Notes upon certain events of default by the Company, including breach of affirmative covenants regarding guarantors, collateral, minimum revolving credit facility commitment or the breach of any negative covenant. The Company may prepay the Senior Secured Notes at any time for any reason. If the Company prepays the Senior Secured Notes, payment will be at the higher of par or the present value of the remaining scheduled payments of principal and interest on the portion being prepaid. The discount rate used to determine the present value is 50 basis points over the then current treasury rate corresponding to the remaining average life of the Senior Secured Notes. The Company must offer to prepay the Senior Secured Notes upon the occurrence of a change of control as specified in the Note Purchase Agreement. The covenants in the Note Purchase Agreement remain substantially similar to the covenants in the Company’s Third Amended and Restated Credit Agreement dated as of December 20, 2016 (as amended, the “Credit Agreement”) for the Company’s revolving credit facility and term loan facility.
In connection with the Note Purchase Agreement, on August 11, 2017 the holders of the Senior Secured Notes and SunTrust Bank, administrative agent for the lenders under the Credit Agreement and as collateral agent, entered into a Second Amended and Restated Intercreditor Agreement (the “Second Amended and Restated Intercreditor Agreement”) related to collateral, actionable default, powers, duties and remedies, among other topics.
The foregoing description of the Note Purchase Agreement and the Second Amended and Restated Intercreditor Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the complete text of the documents, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above under Item 1.01 is hereby incorporated in this Item 2.03 by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Third Amended and Restated Senior Secured Note Purchase Agreement, dated as of August 11, 2017, by and among Encore Capital Group, Inc. and the purchasers named therein
10.2
Second Amended and Restated Intercreditor Agreement, dated as of August 11, 2017, by and among Encore Capital Group, Inc., certain of its subsidiaries, SunTrust Bank, as administrative agent for the lenders, the holders of the Company’s 7.75% Senior Secured Notes due 2017, 7.375% Senior Secured Notes due 2018 and 5.625% Senior Secured Notes due 2024, and SunTrust Bank, as collateral agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: August 17, 2017	/s/ Jonathan C. Clark
Jonathan C. Clark
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Third Amended and Restated Senior Secured Note Purchase Agreement, dated as of August 11, 2017, by and among Encore Capital Group, Inc. and the purchasers named therein
10.2
Second Amended and Restated Intercreditor Agreement, dated as of August 11, 2017, by and among Encore Capital Group, Inc., certain of its subsidiaries, SunTrust Bank, as administrative agent for the lenders, the holders of the Company’s 7.75% Senior Secured Notes due 2017, 7.375% Senior Secured Notes due 2018 and 5.625% Senior Secured Notes due 2024, and SunTrust Bank, as collateral agent